UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See List Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Whitehall Street, 10th Floor, New York, New York 10004
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable

Information Required In Registration Statement

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Direxion Shares ETF Trust (the "Trust") to be registered hereunder is set forth in the Trust's initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust currently consists of thirty-two separate series; this registration statement pertains solely to the eight series of the Trust listed below with their respective I.R.S. Employer Identification Numbers.

Series	EIN
Developed Markets Bull 3X Shares	26-3723197
Developed Markets Bear 3X Shares	26-3723333
Emerging Markets Bull 3X Shares	26-3723433
Emerging Markets Bear 3X Shares	26-3723524
Technology Bull 3X Shares	26-3753773
Technology Bear 3X Shares	26-3753866
Mid Cap Bull 3X Shares	26-3768836
Mid Cap Bear 3X Shares	26-3768957

Item 2.     Exhibits.

1.     The Trust's Certificate of Trust is included as Exhibit (a)(i) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.     The Trust's Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.     The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2008

DIREXION SHARES ETF TRUST
By:	/s/ Daniel D. O’Neill
Name:	Daniel D. O’Neill
Title:	President